UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

GEOSPACE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-13601

Texas	76-0447780
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7007 Pinemont Drive, Houston, TX 77040

(Address of principal executive offices, including zip code)

(713) 986-4444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 25, 2017, Geospace Technologies Corporation (the “Company”) entered into a Fourth Amendment (the “Amendment”) amending its existing Loan Agreement dated September 27, 2013, among the Company, certain domestic subsidiaries of the Company, as guarantors, and Frost Bank, as amended by that certain First Amendment to Loan Agreement dated December 16, 2013, that certain Second Amendment to Loan Agreement dated May 4, 2015, and that certain Third Amendment to Loan Agreement dated May 7, 2017. The Amendment extended maturity of the Loan Agreement to April 30, 2019. The Amendment also modified the borrowing base to be determined based upon certain of the Company’s assets which include (i) 80% of certain accounts receivable plus (ii) certain notes receivable (such result not to exceed $10 million) plus (iii) 25% of certain inventories (such result not to exceed $20 million) and requires the Company to maintain unencumbered liquid assets of $10 million. The Amendment also removed a requirement that the Company maintain a financial ratio that compares certain of the Company’s assets to certain of its liabilities and imposed a new financial covenant that the Company maintain a minimum amount of certain liquid assets. Further, the Amendment prevents dividends or distributions by the Company without the prior written consent of the lender.

The above Amendment is qualified in its entirety by reference to the complete text of the Amendment filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1	Fourth Amendment to Loan Agreement dated October 25, 2017 among Geospace Technologies Corporation, as borrower, certain subsidiaries of Geospace Technologies Corporation, as guarantors, and Frost Bank, as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION
Date: October 27, 2017

	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President and Chief Financial Officer